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                                                                   EXHIBIT 10.32




                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of the 15th day of May, 1997, (the "Effective Date") by and between CLEAVER-BROOKS DIVISION of AQUA-CHEM, INC.,
("Cleaver-Brooks"), and Welch Goggins("Goggins").

                                   WITNESSETH:

     WHEREAS, Goggins and Cleaver-Brooks are parties to an Employee Agreement dated the 18th day of August, 1991 (the "Employee Agreement"); and

     WHEREAS, Goggins and Cleaver-Brooks desire to terminate the Employee Agreement and enter into new employment agreements as hereinafter set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the material covenants hereinafter set forth, the parties hereto agree as follows:

     (1) Termination and Release. Cleaver-Brooks and Goggins hereby agree that the Employee Agreement is hereby terminated as of the Effective Date and each of them on behalf of themselves and their respective heirs, personal representatives, successors, assigns and affiliates hereby forever remise, release and discharge each other and their respective heirs, personal representatives, successors, assigns and affiliates from any and all liabilities, obligations, claims and/or causes of action directly or indirectly relating to or arising under or in connection with the Employee Agreement and/or Goggins' employment prior to the Effective Date. In consideration for Goggins' release as set forth herein, Cleaver-Brooks hereby agrees to pay to Goggins on August 18, 1997, provided that Goggins has not voluntarily terminated his employment prior to such date, the sum of $125,000 subject to withholding as required by law.

     (2) Position and Duties. Goggins shall be employed by Cleaver-Brooks as a Regional Manager. In that capacity, Goggins will perform the duties customarily accompanying such position or such other executive duties which may be assigned to him by Cleaver-Brooks, provided there shall be no reduction in Goggins' compensation or fringe benefits by virtue of any change in the duties to be performed hereunder. Goggins agrees to devote his full time, attention, skill and best efforts to the performance of his duties hereunder. Goggins agrees not to engage in any other business or employment, including part-time employment, during the term of this Agreement without prior written consent of Cleaver-Brooks.


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     (3) Employment. The term of Goggins' employment shall continue until August
18, 1997, after which time it may be terminated upon 30 days prior written notice either by Goggins or Cleaver-Brooks with or without cause and for any reason or no reason. In the event Goggins' employment is terminated for any reason, Goggins shall be entitled to receive his normal salary through the date of termination. In addition, in the event Goggins' employment is terminated by Cleaver-Brooks for reasons other than cause, upon Goggins' execution and delivery of a release satisfactory in form and substance to Cleaver-Brooks releasing it from any employment related claims and the expiration of any waiting period for the revocation of such release, Cleaver-Brooks shall continue Goggins' salary for a period of six months following such termination of employment by Cleaver-Brooks without cause.

     (4) Compensation. During the term of Goggins' employment hereunder, Goggins shall receive an annual salary of $82,500. The salary shall be reviewed annually commencing in 1997 and may, in the sole discretion of Cleaver-Brooks, be increased based upon Goggins' performance and such other factors as Cleaver-Brooks deems appropriate to consider. In addition to such annual salary, Goggins shall have the opportunity to participate in such incentive compensation programs as Cleaver-Brooks, from time to time, makes available to its Thomasville, Georgia management employees. Goggins' bonus opportunity (dependent upon the attainment of goals) for 1997 pursuant to the incentive compensation plan for 1997, shall be 15% of his annual salary of $82,500.

     (5) Benefits. Cleaver-Brooks will provide Goggins with such benefits as Cleaver-Brooks, from time to time, generally makes available to its management employees. Goggins may continue to use the Cleaver-Brooks, vehicle currently in his possession until August 18, 1997, at which time he shall return the vehicle. After August 18, 1997, Cleaver-Brooks shall have no obligation to furnish a vehicle to Goggins, but in lieu thereof, Cleaver-Brooks shall pay to Goggins a car allowance of $550 per month. Goggins shall be reimbursed $.11 per mile for business travel as documented on expense reports in accordance with Cleaver-Brooks' policy.

     (6) Expense Reimbursement. Upon submission of the proper documentation in accordance with Cleaver-Brooks' policy, Cleaver-Brooks will reimburse Goggins for the out-of-pocket expenses reasonably incurred by Goggins on behalf of Cleaver-Brooks in connection with the performance of his duties hereunder, except that vehicle mileage expenses shall be reimbursed only in accordance with paragraph (5) above.

     (7) Non-Competition Agreement.
          (a) In order to induce Cleaver-Brooks to enter into this Agreement, Goggins agrees that, during the term of this Agreement and for a period ending at the later of (i) August 17, 1999, or (ii) one year after

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termination of Goggins' employment for any reason, Goggins will not, as a sole proprietor, employee, agent, partner, co-venturer, shareholder (other than the ownership of less than 10% of the shares of a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market), officer, director, consultant or in any other capacity, directly or indirectly,
(i) work or be employed in any manner for any person, company, or entity engaged in the business carried on by Cleaver-Brooks; (ii) canvass, contact, solicit or accept any business from any of Cleaver-Brooks' customers for the purpose of providing services, products or business substantially similar to the products, services or business produced or supplied by Cleaver-Brooks; or (iii) induce or attempt to induce any employee of Cleaver-Brooks to leave the employment of Cleaver-Brooks. The restrictions set forth above shall pertain solely to the geographical area consisting of the United States of America and, notwithstanding anything to the contrary set forth above, shall not extend beyond two years after the termination of Goggins' employment for any reason.

          (b) Goggins acknowledges and agrees that the products of Cleaver-Brooks, manufactured at the Thomasville, Georgia facility are sold throughout the United States and Goggins acknowledges that the geographical restriction set forth herein is reasonable. The parties agree that if a court of competent jurisdiction shall determine that the duration of the geographical limitation of any restriction contained in this Agreement is unenforceable, it is the intention of the parties that the restrictions set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this paragraph in the jurisdiction of the court which has made such adjudication.

          (c) Goggins agrees that, during the term of his employment and for a period of two years following termination of employment for any reason, he will not disclose or in any way use or allow any other person to disclose or use confidential or proprietary information of Cleaver-Brooks except as reasonably necessary for the performance of Goggins of services on behalf of Cleaver-Brooks. Confidential and proprietary information include, but are not limited to business strategies, pricing, costs, financial data, customer lists, products, data regarding proposed and/or existing facilities or operations, market survey and analyses, computer programs or systems and trade secrets of any kind.

          (d) In addition to all other available remedies, Goggins agrees that Cleaver-Brooks shall be entitled to injunctive relief in the event of any actual or threatened breach of the provisions of this Paragraph (7).

     (8) Termination for Cause. Goggins' employment may be terminated by Cleaver-Brooks prior to the expiration of the term set forth herein for

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cause. For the purpose of this Agreement, cause shall include, but not limited to dishonesty or other material misconduct by Goggins in connection with the performance of his duties, conviction of any crime which substantially relates to the performance of the duties hereunder, or the willful and continued failure by Goggins to substantially perform his duties hereunder.

     (9) Termination Due to Death or Disability. Goggins' employment shall be terminated in the event of Goggins' death or disability. Goggins shall be deemed to be disabled in the event that he is unable to perform his duties called for hereunder in the opinion of a majority of three (3) physicians, one (1) to be selected by Cleaver-Brooks, one (a) to be selected by Goggins or his personal representative and one (1) to be selected by mutual agreement of such two physicians.

     (10) Severability: Assignability. The terms of this Agreement shall be regarded as several from each other and the invalidity or unenforceability of a particular term shall not affect the validity and enforceability of any other terms of the Agreement. This Agreement may not be assigned without the prior written consent of the parties; provided, however, that this Agreement may be assigned without consent to a successor to the business of Cleaver-Brooks.

     (11) Applicable Law. This Agreement and all the questions of its interpretation, performance, enforcement and the rights and remedies of the parties hereto shall be determined in accordance with the laws of the State of Georgia.

     (12) Entire Agreement. This Agreement contains the entire agreement of the parties relating to the employment of Goggins by Cleaver-Brooks. This Agreement may not be modified, amended or otherwise altered in any respect except by written agreement of the parties.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

                                        AQUA-CHEM, INC.

                                            /s/ Rand McNally
                                        By:
                                           --------------------------------

                                            /s/ P. Welch Goggins, jr
                                        -----------------------------------
                                        Welch Goggins, Individually







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